As filed with the Securities and Exchange Commission on May 9, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Owens Corning

(Exact name of registrant as specified in its charter)

Delaware	43-2109021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of principal executive offices)

Owens Corning 2006 Stock Plan

(Full title of the plans)

Stephen K. Krull

Senior Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, OH 43659

(419) 248-8000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Larry A. Barden

Lisa J. Reategui

Sidley Austin LLP

One South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	3,750,000	$20.96	$78,600,000	$3,088.98

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional and indeterminate number of shares of Common Stock as may become issuable by reason of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low sales prices of a share of Owens Corning Common Stock, as reported on the New York Stock Exchange on May 5, 2008.
(3)	Pursuant to Rule 457(p) under the Securities Act of 1933, the $239,028.96 remaining of the filing fee previously paid with respect to unsold securities that were registered pursuant to Registration Statement on Form S-1 (No. 333-136363) initially filed by Owens Corning on August 7, 2006, is being carried forward, of which $3,088.98 is set off against the registration fee due for this offering and of which $235,939.98 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-138392) was filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2006 covering the registration of 8,850,000 shares of Common Stock, under Owens Corning’s 2006 Stock Plan. Pursuant to General Instruction E of Form S-8 and Rule 429, this Registration Statement is being filed to register an additional 3,750,000 shares authorized under Owens Corning’s 2006 Stock Plan, as amended and restated. The contents of the prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that have been filed with the Commission by Owens Corning (the “Company”) are incorporated herein by reference (Commission File No. 1-33100):

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(b) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008.

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 29, 2008, February 7, 2008, March 31, 2008 and May 1, 2008.

(d) The description of the common stock, par value $0.01 per share, of the Company contained in the Company’s registration statement on Form 8-A filed with the Commission on October 19, 2006 under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, other than any portion of such documents that are furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or applicable Commission rules) rather than filed, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit
4.1	Owens Corning 2006 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 1-33100) filed December 10, 2007).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (set forth on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 9th day of May, 2008.

OWENS CORNING

By:	/s/ Michael H. Thaman
Name:	Michael H. Thaman
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Stephen K. Krull, Duncan Palmer and Michael H. Thaman and each of them, as such person’s true and lawful attorneys-in-fact and agents with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and any and all other documents filed in connection with such filings, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Thaman	Chairman of the Board, President, Chief Executive Officer and Director	May 9, 2008
Michael H. Thaman

/s/ Duncan Palmer	Senior Vice President and Chief Financial Officer	May 9, 2008
Duncan Palmer

/s/ Mark W. Mayer	Vice President and Chief Accounting Officer	May 9, 2008
Mark W. Mayer

/s/ Norman P. Blake, Jr.	Director	May 9, 2008
Norman P. Blake, Jr.

/s/ Gaston Caperton	Director	May 9, 2008
Gaston Caperton

/s/ William W. Colville	Director	May 9, 2008
William W. Colville

/s/ Ralph F. Hake	Director	May 9, 2008
Ralph F. Hake

/s/ F. Philip Handy	Director	May 9, 2008
F. Philip Handy

/s/ Landon Hilliard	Director	May 9, 2008
Landon Hilliard

/s/ Ann Iverson	Director	May 9, 2008
Ann Iverson

/s/ David J. Lyon	Director	May 9, 2008
David J. Lyon

/s/ James J. McMonagle	Director	May 9, 2008
James J. McMonagle

/s/ W. Howard Morris	Director	May 9, 2008
W. Howard Morris

/s/ Joseph F. Neely	Director	May 9, 2008
Joseph F. Neely

/s/ W. Ann Reynolds	Director	May 9, 2008
W. Ann Reynolds

/s/ Robert B. Smith, Jr.	Director	May 9, 2008
Robert B. Smith, Jr.

/s/ Daniel K. K. Tseung	Director	May 9, 2008
Daniel K. K. Tseung

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Owens Corning 2006 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 1-33100) filed December 10, 2007).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Powers of Attorney (set forth on the signature page to this Registration Statement).